CERTIFICATE OF FORMATION
OF
RAMP INVESTMENTS, L.L.C.

          This Certificate or Formation of RAMP Investments, L.L.C. (the "L.L.C") dated November 13, 1995, is being duly executed and filed by PCI Air Management Corporation, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. Section 18-10l, et seq.

FIRST:	The name and address of the LLC formed hereby is: RAMP Investments. L.L.C. l575 Delucchi Lane Suite 115 Reno, Nevada 89502
SECOND:	The address of the registered office of the LLC in the State of Delaware is: Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801
THIRD:	The name and address or the registered agent for service or process on the LLC in the State of Delaware is: The Corporation Trust Company Orange Street Wilmington, Delaware 19801
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written
STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:30 AM 11/13/1995 950262133 - 2561064	PCI AIR MANAGEMENT CORPORATION, an authorized person By: /s/ LESLIE C. ZIMBERG Name: Leslie C. Zimberg Title: Vice President
CERTIFICATE OF AMENDMENT OF RAMP INVESTMENTS, L.L.C. A LIMITED LIABILITY COMPANY
FIRST: The name of the limited liability company is: RAMP INVESTMENTS, L.L.C.
SECOND: The Certificate of Formation of the limited liability company is hereby amended as follows:

The address of the registered office of the limited liability company in Delaware is 1013 Centre Road, in the City of Wilmington, in the County of New Castle. The name of the registered agent at that address is: Corporation Service Company.

IN WITNESS WHEREOF, the undersigned, has executed, signed and acknowledged this Certificate of Amendment this 23rd day of May, A.D. 1997.

PCI Air Management Corporation, Member

/s/ LESLIE C. ZIMBERG
Authorized Person
Name: LESLIE C. ZIMBERG

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 04/16/1999 991151229 - 2561064

CERTIFICATE TO RESTORE TO GOOD STANDING

A DELAWARE LIMITED LIABILITY COMPANY

PURSUANT TO TITLE 6,. SEC. 18-1107

1     Name of Limited Liability Company:

                         RAMP INVESTMENTS, L.L.C.

2.     Date of original filing with Delaware Secretary of State:

                         NOVEMBER 13, 1995

I, John D. McCallum, Authorized Person of the above named limited liability company do hereby certify that this limited liability company is paying all annual taxes, penalties and interest due to the State of Delaware.

I do hereby request this limited liability company be restored to Good Standing.

/s/ /s/ JOHN D. McCALLUM Authorized Person Name: John D. McCallum